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                                                                     EXHIBIT 3.5


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         AMERITRADE HOLDING CORPORATION

         The undersigned, Ameritrade Holding Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                                       I.

         That it is advisable and in the best interests of the Corporation that Article Fourth of the Certificate of Incorporation be amended; and that the Directors of the Corporation have duly adopted and presented to the shareholders entitled to vote thereon the following resolution setting forth a proposed amendment to the Certificate of Incorporation of such corporation:

                  RESOLVED, that it is advisable and hereby proposed that Article Fourth of the Certificate of Incorporation of Ameritrade Holding Corporation be revoked and the following be and it hereby is adopted in substitution thereof

                  FOURTH: The total number of shares of capital stock which the Corporation has authority to issue is 69,000,000 shares, consisting of:

                  (1) 3,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock");

                  (2) 60,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Stock"); and

                  (3) 6,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Stock").

                  The Class A Stock and the Class B Stock are hereafter collectively referred to as the "Common Stock."

                               A. PREFERRED STOCK

                  Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series the voting powers, full or limited, if any, of the shares of such series and the designations,




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         preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof.

                                B. COMMON STOCK.

                  Except as otherwise provided in this Section B or as otherwise required by applicable law, all shares of Class A Stock and Class B Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

                  1. VOTING RIGHTS.

                        (a) GENERAL. Except as otherwise provided in this
                  Section B or as otherwise required by applicable law, the holders of Class A Stock and the holders of Class B Stock shall vote as a single class and shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

                        (b) ELECTION OF DIRECTORS. The number of directors shall
                  be determined in the manner provided in the Bylaws of the Corporation. The Class B Stock shall be entitled to elect a majority of the directors and the Class A Stock shall be entitled to elect the remaining directors.

                        (c) REMOVAL. Only the holders of Class A Stock shall be
                  entitled to vote on the removal, with or without cause, of any director elected by the holders of Class A Stock. Only the holders of Class B Stock shall be entitled to vote on the removal, with or without cause, of any director elected by the holders of Class B Stock.

                        (d) VACANCIES. Any vacancy in the office of a director
                  created by the death, resignation or removal of a director elected by the holders of Class A Stock shall, be filled only by a vote of the holders of Class A Stock. Any vacancy in the office of a director created by the death, resignation or removal of a director elected by the holders of Class B Stock shall be filled only by a vote of the holders of Class B Stock. Notwithstanding anything in this Section (d) to the contrary, any vacancy in the office of a director may be filled by the vote of the majority of the directors (or director) elected by the same class of stock that elected the director whose death, resignation or removal created the vacancy, or in the event that there are no such directors, by the vote of the majority of the other directors or by the sole remaining director, regardless, in each instance, of any quorum requirements set forth in the Bylaws of the Corporation. Any director elected by the stockholders or by some or all of the directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor has been elected and has qualified. Any vacancy in the office of a director created by the increase in the number of directors may be filled by election at the next annual or special meeting of stockholders in accordance with
                  Section 1(b) or by


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                  the vote of all the directors prior to such annual or special meeting of stockholders, in which case the directors shall designate which class of stock shall be deemed to have elected the director filling such vacancy.

                        (e) ONE CLASS OUTSTANDING. Notwithstanding anything in
                  this Section 1 to the contrary, the holders of Class A Stock shall be entitled to elect all of the directors and shall have exclusive voting power on all matters at any time when no Class B Stock is issued and outstanding, and the holders of Class B Stock shall be entitled to elect all of the directors and shall have exclusive voting power on all matters at any time when no Class A Stock is issued and outstanding, subject in each case to the provisions of any Preferred Stock.

                  2. DIVIDENDS. As and when dividends are declared or paid on the Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Stock and the holders of Class B Stock shall be entitled to participate in such dividends ratably on a per share basis; provided that if dividends are declared that are payable in shares of Class A Stock or Class B Stock, dividends shall be declared that are payable at the same rate an both classes of stock and any dividends payable in shares of Class A Stock shall be payable to holders of that class of stock and any dividends payable in shares of Class B Stock shall be payable to holders of that class of stock.

                  3. CONVERSION.


                        (a) CONVERSION OF CLASS A STOCK. The Class A Stock is
                  not convertible.

                        (b) CONVERSION OF CLASS B STOCK.

                                 (i) Each share of Class B Stock may be
                        converted into one share of Class A Stock at any time at the option of and without cost to the holder thereof, Any such conversion may be effected by any holder of Class B Stock surrendering such holder's certificate or certificates representing the Class B Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Class B Stock during normal business hours, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Stock and stating the name or names in which such holder desires the certificate or certificates representing such Class A Stock to be issued Promptly thereafter, the Corporation shall issue and deliver to such holder, or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Class A Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender and receipt of such notice and the person or persons entitled to receive the Class A Stock issuable upon such conversion shall be treated for all purposes as the


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                        record holder or holders of such Class A Stock as of the
                        close of business on that date.

                                 (ii) Each share of Class B Stock shall
                        automatically convert into one share of Class A Stock if the number of issued and outstanding shares of Common Stock held by the Control Group is less than twenty percent (20%) of the aggregate number of issued and outstanding shares of Common Stock.

                                 (iii) Each share of Class B Stock shall
                        automatically convert into one share of Class A Stock in the event such share is sold or transferred to any person other than to a member of the Control Group. If any share of Class B Stock is sold or transferred to a member of the Control Group who subsequently ceases to be a member of the Control Group, each such share shall automatically convert into one share of Class A Stock.

                                 (iv) For purposes of this Section 3, "Control
                        Group" shall mean J. Joe Ricketts, Marlene M. Ricketts, the lineal descendants of J. Joe Ricketts and Marlene M. Ricketts and their spouses, and any trust or other person or entity that holds Common Stock for the benefit for any of the foregoing.

                  4. LIQUIDATION. Subject to the provisions of any Preferred Stock, the holders of Class A Stock and the holders of Class B Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

                  5. SUBDIVISION, RECLASSIFICATION AND COMBINATION. The Corporation shall not subdivide, reclassify or combine any class of Common Stock without at the same time making a proportionate subdivision, reclassification or combination of each other class of Common Stock.



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                                      II.

         That said amendment was duly adopted by the majority of the shareholders of each class of shares of the Corporation entitled to vote thereon in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, Chairman and Chief Executive Officer and Secretary of Ameritrade Holding Corporation, hereby further certify that the facts hereinabove stated are true and that the execution hereof is their voluntary act and deed and the voluntary act and deed of said Corporation, under penalties of perjury.

         DATED this 17th day of February, 1999.



                                          AMERITRADE HOLDING CORPORATION



                                          By /s/ J. JOE RICKETTS
                                            ------------------------------------
                                            J. Joe Ricketts Chairman and Chief
                                            Executive Officer

Attest:



By /s/ J. PETER RICKETTS
  ---------------------------------
  J. Peter Ricketts, Secretary




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